                                                                    EXHIBIT 10.5

                            SUB-SERVICING AGREEMENT
                            -----------------------


          SUB-SERVICING AGREEMENT (this "Agreement") dated as of the 1st day of February, 1997 by and between New Century Mortgage Corporation, a California corporation ("Master Servicer") and Advanta Mortgage Corp. USA, a Delaware corporation ("Sub-Servicer").

                                  BACKGROUND
                                  ----------

          The Master Servicer has previously entered into a Pooling and Servicing Agreement (the "Pooling Agreement") dated as of February 1, 1997 among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and First Trust National Association, as Trustee. Pursuant to the terms of the Pooling Agreement, the Master Servicer, acting directly or through one or more Sub-Servicers, is to act as master servicer to service and administer certain mortgage loans in accordance with the Pooling Agreement.

          Master Servicer desires to appoint Sub-Servicer to perform Master Servicer's servicing obligations under the Pooling Agreement.

          The Certificate Insurer and the Trustee are intended to be third party beneficiaries of this Agreement and are hereby recognized by the parties hereto to be third-party beneficiaries of this Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions.  Capitalized terms not defined herein shall have the same
          -----------
meanings as in the Pooling Agreement.

     2.   Appointment of Sub-Servicer.  Master Servicer hereby appoints Sub-
          ---------------------------
Servicer to perform Master Servicer's servicing obligations under the Pooling Agreement with respect to the Mortgage Loans, which appointment Sub-Servicer hereby accepts. Sub-Servicer agrees to perform in accordance with the servicing standards set forth in the Pooling Agreement and to perform all of the duties of Master Servicer under the Pooling Agreement with respect to the Mortgage Loans and to be bound by all of the obligations of the Master Servicer thereunder except that the Sub-Servicer does not (i) assume any responsibility to indemnify nor make any of the Seller's representations and warranties under the Mortgage Loan Purchase Agreement or the Depositor's or the Seller's or the Master Servicer's representations and warranties under including, without limitation,
(a) the Pooling Agreement, (b) the Insurance Agreement, and the Indemnification Agreement dated as of February 27, 1997 by and among the Certificate Insurer, the Depositor and the Master Servicer and (c) the Certificate Insurance Policy,
(ii) assume any obligation to pay a termination fee to any Sub-Servicer pursuant to the Pooling Agreement, (iii) assume any obligations to purchase Mortgage Loans pursuant to any agreement including, without limitation, Sections 2.03 and 3.16 (c) of the Pooling Agreement or under the Mortgage Loan Purchase Agreement nor assume any obligation to record the Mortgage Loans or (iv) assume the obligations of the Master Servicer set forth in Section 8.05 and Article XI of the Pooling Agreement.

     3.   Payment of Collections.  Sub-Servicer hereby agrees to deposit all
          ----------------------
collections with respect to Mortgage Loans, less the compensation provided for in Paragraph 4, below, in accordance with Section 3.10 of the Pooling Agreement and to make withdrawals from the Collection Account in accordance with Section
3.11 of the Pooling Agreement.

     4.   Compensation. As compensation for rendering the services specified
          ------------
herein, the Sub-Servicer shall be entitled to (i) retain from each monthly payment a servicing fee in an amount equal to 0.45% per annum on the outstanding Principal Balance of each Mortgage Loan serviced as of the first day of the related Due Period (the "Sub-Servicing Fee"), (ii) all investment earnings on the Collection Account and (iii) additional servicing compensation set forth in
Section 3.18 of the Pooling Agreement, including without limitation, release and satisfaction fees (to the extent allowed by law), bad check charges, late payment charges, assumption, modification and substitution fees, tax service fees, fees for statement of account or pay off of the Mortgage Loan and any other servicing-related fees to the extent not required to be deposited in Collection Account, may be retained by the Sub-Servicer directly from collections. So long as the Sub-Servicer receives investment earnings on the Collection Account or the Distribution Account, respectively, any net investment losses in funds held in the Collection Account or the Distribution Account shall be for the account of the Sub-Servicer and promptly upon the realization of such loss shall be contributed by the Sub-Servicer to the Collection Account or the Distribution Account, respectively.

          Each month the Sub-Servicer shall collect the Servicing Fee and the items set forth above. The Servicing Fee shall be offset on a pro rata basis due to Section 3.24 of the Pooling Agreement (the amount remaining following such offset, as a dollar amount for any month, the "Net Servicing Fee"). The Sub-Servicer shall remit to the Master Servicer on the 25th day of each month, or if such day is not a business day the next business day thereafter, an amount equal to (i) 5/50 of the Net Servicing Fee, if any, collected by the Sub-Servicer, to an account specified in writing to the Sub-Servicer by an Authorized Officer of Master Servicer.

          Notwithstanding the above and the last sentence of the definition of "Servicing Fee" contained in the Pooling Agreement, the Sub-Servicing Fee shall not be reduced hereby and the Master Servicer shall make the Sub-Servicer whole if the total Sub-Servicing Fee is not available. The Sub-Servicer is hereby authorized to reduce the Net Servicing Fee in order to offset any such reduction.

     5.   Representations, Warranties and Covenants of Sub-Servicer.  Sub-
          ---------------------------------------------------------
Servicer hereby represents and warrants to Master Servicer as follows:

          (a) The Sub-Servicer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations under the terms of this Agreement; the Sub-Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Sub-Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Sub-Servicer; and all requisite corporate action has been taken by the Sub-Servicer to make this Agreement valid and binding upon the Sub-Servicer in accordance with its terms;

          (b) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Sub-Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Sub-Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Sub-Servicer or its property is subject, or impair the ability of the Trustee (or the Sub-Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (c) The Sub-Servicer is an approved seller/servicer of conventional residential mortgage loans for FNMA and FHLMC;

          (d) There is no action, suit, proceeding, or investigation pending or, to the knowledge of the Sub-Servicer, threatened against the Sub-Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Sub-Servicer, or in any material impairment of the right or ability of the Sub-Servicer to carry on its business substantially as now conducted, or of any action taken or to be taken in connection with the obligations of the Sub-Servicer contemplated herein, or which would materially impair the ability of the Sub-Servicer to perform under the terms of this Agreement; and

          (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sub-Servicer of or compliance by the Sub-Servicer with this Agreement or the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

          It is understood and agreed that the representations and warranties set forth in this paragraph 5 shall survive delivery of the Mortgage Loans to the Trustee.

          Upon discovery by any of the Master Servicer, the Sub-Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties set forth in this Paragraph 5 which materially and adversely affects the interests of the Certificateholders or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Sub-Servicer shall cure such breach in all material respects and, upon the Sub-Servicer's continued failure to cure such breach, may thereafter be removed by the Master Servicer or the Certificate Insurer pursuant to paragraph 6 hereof; provided, however, that if the Sub-Servicer can demonstrate to the reasonable
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satisfaction of the Master Servicer and the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Master Servicer and the Certificate Insurer, which written approval shall not be unreasonably withheld.

     6.   Removal of Sub-Servicer; Resignation of Sub-Servicer. (a) The Master
          ----------------------------------------------------
Servicer with the consent of the Certificate Insurer, or the Certificate Insurer may remove the Sub-Servicer upon the occurrence of any of the following events (each, a "Sub-Servicer Event of Default"):

          (i) any failure by the Sub-Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03 of the Pooling Agreement) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Depositor, the Master Servicer, the Certificate Insurer or the Trustee (in which case notice shall be provided by telecopy) , or to the Sub-Servicer, the Master Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (ii) any failure on the part of the Sub-Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sub-Servicer contained in this Agreement, or the breach by the Sub-Servicer of any representation and warranty contained in paragraph 5 hereof, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer, the Depositor, the Certificate Insurer or the Trustee, or to the Sub-Servicer, the Master Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and

     (ii) actual knowledge of such failure by a Servicing Officer of the Sub-Servicer; or (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Sub-Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

          (iv) the Sub-Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (v) the Sub-Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) there shall have occurred, and the Certificate Insurer shall have notified the Sub-Servicer, the master Servicer and the Trustee of the occurrence of an event of default pursuant to Section 5.01(f) of the Insurance Agreement; or

          (vii) any failure of the Sub-Servicer to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 of the Pooling Agreement which continues unremedied until 3:00 p.m. New York time on the Business Day following the Master Servicer Remittance Date.

If a Sub-Servicer Event of Default described in clauses (i) through (vii) of this Section shall occur, then, and in each and every such case, so long as such Sub-Servicer Event of Default shall not have been remedied, the Master Servicer or the Certificate Insurer may, by notice in writing to the Sub-Servicer terminate all of the rights and obligations of the Sub-Servicer in its capacity of Sub-Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Sub-Servicer of such written notice, all authority and power of the Sub-Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificates) or the Mortgage Loans shall pass to and be vested in the Master Servicer pursuant to and under this Section, and, without limitation, the Master Servicer is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Sub-Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary of appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Sub-Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Master Servicer with all documents and records requested by it to enable it to assume the Sub-Servicer's functions under this Agreement, and to cooperate with the Master Servicer in effecting the termination of the Sub-Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Master Servicer for administration by it of all cash amounts which at the time shall be or should have been credited by the Sub-Servicer to the Collection Account held by or on behalf of the Sub-Servicer, or any REO Account or Servicing Account held by or on behalf of the Sub-Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Sub-Servicer (provided, however, that the Sub-Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances, Servicing Advances, or otherwise, and shall continue to be entitled to the benefits of paragraph 8 notwithstanding any such termination).

          (b) The Sub-Servicer shall not resign from the obligations and duties hereby imposed on it, except by mutual consent of the Sub-Servicer and the Master Servicer, with the consent of the Certificate Insurer, or upon determination that the Sub-Servicer duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Sub-Servicer so causing such a conflict being of a type and nature carried on by the Sub-Servicer at the date of this Agreement. Any such determination permitting the resignation of the Sub-Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Master Servicer and the Certificate Insurer.

          (c) Any Collections received by the Sub-Servicer after removal or resignation shall be endorsed by it to the Master Servicer and remitted directly and promptly to the Master Servicer.

          (d) Upon removal or resignation of the Sub-Servicer, the Master Servicer, with the consent of the Certificate Insurer, shall select a successor Sub-Servicer.

          (e) A successor Sub-Servicer under this Agreement shall take such action, consistent with this Agreement, as shall be reasonably necessary to effectuate any such succession. The Sub-Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the Sub-Servicer, s servicing responsibilities and rights hereunder and shall promptly provide such Successor Servicer all documents and records reasonably requested by it to enable it to assume the Sub-Servicer's functions hereunder and shall promptly also transfer to such Successor Servicer all amounts which should have been deposited in the Collection Account by the Sub-Servicer or which are thereafter received with respect to the Mortgage Loans. The successor Sub-Servicer shall not be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Sub-Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Sub-Servicer.

          (f) Any successor Sub-Servicer shall assume all rights and obligations of the predecessor Sub-Servicer under this Agreement, except those arising before succession.

          (g) If an Event of a Default of the Master Servicer occurs under the Pooling Agreement, and (i) such Event of Default is not the result of a Sub-Servicer Event of Default, and (ii) as a result of such Event of Default the Master Servicer is terminated, the Sub-Servicer may, if it so chooses and with the consent of the Certificate Insurer, become the successor Master Servicer.

          (h) In the event the Master Servicer is terminated pursuant to the terms of the Pooling Agreement and (i) the Sub-Servicer shall have elected not to become the successor Master Servicer or (ii) if the Certificate Insurer withholds its consent and the Sub-Servicer is not approved as the successor Master Servicer, the Trustee or the Certificate Insurer may terminate this Agreement without a fee.

          7.   No Assignment.  Neither the Master Servicer or the Sub-Servicer
               -------------
may assign or transfer its rights or obligations under this Agreement without prior written consent of the parties hereto; provided, however, this shall not prevent the Sub-Servicer in its sole judgment from delegating specific servicing obligations hereunder to, including without limitation, computer bureaus, credit bureaus, real estate tax service companies, real estate brokers, or agents, attorneys, trustees and any other determined by the Sub-Servicer as long as the Sub-Servicer remains responsible for any action taken or not taken by such companies, agents, representatives throughout the term of this Agreement.

          8.   Limitation on Liability of the Sub-Servicer and Others. (a) The
               ------------------------------------------------------
Sub-Servicer and any director, officer, employee or agent of the Sub-Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any person respecting any matters arising thereunder. The Sub-Servicer and any director, officer, employee or agent of the Sub-Servicer shall be indemnified and held harmless by the Master Servicer against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

          (b) To the extent that the Sub-Servicer incurs any loss, liability or expense arising out of or in connection with this Agreement, the Master Servicer hereby assigns to the Sub-Servicer the Master Servicer's right to indemnification from the Trust Fund pursuant to Section 6.03 of the Pooling Agreement; provided, however, that in the event the Master Servicer seeks indemnification pursuant to Section 6.03 of the Pooling Agreement for itself from the Trust Fund, the Sub-Servicer shall be indemnified pursuant to clause
(a) hereof.

          (c) The Sub-Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Sub-Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, pursuant to clause (b) above, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of either the Master Servicer or the Trust Fund. In the case of reimbursement from the Trust Fund, the Sub-Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11 of the Pooling Agreement, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

          9.   Amendment to Sub-Servicing Agreement and the Pooling Agreement.
               --------------------------------------------------------------

          (a) This Agreement may be amended from time to time by written agreement signed by the Master Servicer and the Sub-Servicer with the consent of the Certificate Insurer which consent shall not be unreasonably withheld or delayed.

          (b) The Master Servicer hereby agrees that it shall not amend the Pooling Agreement without the prior written consent of the Sub-Servicer, which consent shall not be unreasonably withheld or delayed.

          10.  Annual Statement as to Compliance.  The Sub-Servicer, at its own
               ---------------------------------
expense, will deliver to the Master Servicer, the Trustee and the Certificate Insurer, on or before 90 days following the end of the fiscal year of the Sub-Servicer, commencing in 1998, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Sub-Servicer during such preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Sub-Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Sub-Servicer to remedy such default.

          11.  Annual Independent Certified Public Accountant's Reports.  Not
               --------------------------------------------------------
later than 90 days following the end of each fiscal year of the Sub-Servicer, commencing in 1998, the Sub-Servicer, at its own expense, shall cause to be delivered to the Master Servicer, the Trustee and the Certificate Insurer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Sub-Servicer which includes an assertion that the Sub-Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.

     12.  Access to Certain Documentation and Information Regarding the Mortgage
          ----------------------------------------------------------------------
Loans.  The Sub-Servicer shall provide to the Office of Thrift Supervision, the
-----
FDIC, an any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Sub-Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Certificate Insurer, the Trustee and to any Person identified to the Sub-Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Sub-Servicer designated by it at the expense of the Person requesting such access.

     13.  Miscellaneous.
          -------------

          (a)  Indulgences, Etc.  Neither the failure nor any delay on the part
               ----------------
of either party to exercise any right, remedy, power or privilege ("Right") under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          (b)  Controlling Law. This Agreement and all questions relating to its
               ---------------
validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict-of-laws doctrines of the State of New York or other jurisdictions to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          (c)  Waiver of Jury Trial.  Each of the parties hereby irrevocably
               --------------------
waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, any other transaction document or any instrument or document delivered hereunder or thereunder.

          (d)  Notices.  All notices, requests, demands and other communications
               -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) against receipt or three days after when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                (i)  If to Master Servicer:

                     New Century Mortgage Corporation
                     4910 Birch Street, Suite 100
                     Newport Beach, CA 92660
                     Attention:  Brad A. Morrice

                     Telephone:   (714) 440-7030
                     Telecopy:    (714) 440-7033

               (ii)  If to Sub-Servicer:

                     Advanta Mortgage Corp. USA
                     16875 West Bernardo Drive
                     San Diego, California 92127
                     Attention:  Senior Vice President Loan Servicing

                     Telephone:   (619) 674-3356
                     Telecopy:    (619) 674-3666

          In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          (e)  Binding Nature of Agreement. This Agreement shall be binding upon
               ---------------------------
and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          (f)  Provisions Separable.  The provisions of this Agreement are
               --------------------
independent of and separate from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (g)  Counterparts.  For the purpose of facilitating the execution of
               ------------
this Agreement and or other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

          (h)  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written,
except as herein contained.   The express terms hereof control and supersede any
course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an Agreement in writing.

          (i)  Paragraph Headings.  The paragraph headings in this Agreement are
               ------------------
for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          (j)  Advice from Counsel.  The parties understand that this Agreement
               -------------------
is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

          (k)  Judicial Interpretation.  Should any provision of this Agreement
               -----------------------
or any of the other transaction documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all Parties have participated in the preparation of this Agreement.

     (l) With respect to each Distribution Date, the Sub-Servicer shall provide to the Master Servicer (i) a copy of the Remittance Report and (ii) a copy of the computer readable magnetic tape containing the information set forth in such Remittance Report, each as required to be provided to the Trustee pursuant to
Section 4.03 (a) of the Pooling Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date first above written.

                         NEW CENTURY MORTGAGE CORPORATION



                         By:     /s/ Brad A. Morrice
                             -------------------------------------------------
                         Name:   Brad A. Morrice
                         Title:  Chairman

                         ADVANTA MORTGAGE CORP.  USA



                         By:    /s/  William P. Garland
                             --------------------------------------------------
                         Name:  William P. Garland
                         Title: Senior Vice President



ACKNOWLEDGED

FIRST TRUST NATIONAL ASSOCIATION



By:    /s/  Eve D. Kaplan
     -----------------------------------------
Name:  Eve D. Kaplan
Title: Vice President


ACKNOWLEDGED

FINANCIAL SECURITY ASSURANCE INC.



By:    /s/  Glenn Tso
     -----------------------------------------
Name:  Glenn Tso
Title: Director

                                    _________________, 199_



[CERTIFICATE INSURER
ADDRESS]

     Re:  New Century Asset-Backed Floating Rate Certificates, Series 1997-NC1
          --------------------------------------------------------------------

Ladies and Gentlemen:

          Please be advised that in connection with the above-referenced transaction, (the "Master Servicer") has entered into a Sub-Servicing Agreement with Advanta Mortgage Corp. USA ("Advanta"), pursuant to which Advanta will service the mortgage loans owned by New Century Asset-Backed Floating Rate Certificates, Series 1997-NC1 (the "Trust"). A copy of the Sub-Servicing Agreement is attached.

                              Very truly yours,
                              NEW CENTURY MORTGAGE CORPORATION


                              By:  _____________________________________
                              Name:
                              Title:

                              February 27, 1997



Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, California 92127

Ladies and Gentlemen:

          Reference is made to (i) the Pooling and Servicing Agreement, dated as of February 1, 1997 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), New Century Mortgage Corporation as master servicer (the "Master Servicer") and First Trust National Association as trustee (the "Trustee"), and (ii) the Subservicing Agreement, dated as of February 1, 1997 (the "Subservicing Agreement"), between the Master Servicer and Advanta Mortgage Corp. USA (the "Sub-Servicer"). Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

          On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligation under the Pooling and Servicing Agreement, and with respect to resignation pursuant to Section 6.04, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 6.04, Advanta Mortgage Corp. USA if it so elects, and if the Certificate Insurer so consents, shall be appointed the successor Master Servicer and shall assume all of the rights and obligations of the Master Servicer which accrue following such transfer of servicing. The Master Servicer shall, upon request of but at the expense of the Master Servicer, deliver to Advanta Mortgage Corp. USA all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

                              FINANCIAL SECURITY
                              ASSURANCE INC.


                              By:    /s/  Glenn Tso
                                   --------------------------------------------
                              Name:   Glenn Tso
                              Title: Director

                              FIRST TRUST NATIONAL
                              ASSOCIATION


                              By:    /s/  Eve D. Kaplan
                                   ----------------------------------------
                              Name:   Eve D. Kaplan
                              Title: Vice President

                              NEW CENTURY MORTGAGE
                              CORPORATION


                              By:    /s/  Brad A. Morrice
                                  ----------------------------------------
                              Name:   Brad A. Morrice
                              Title: Chairman


AGREED AND ACCEPTED

ADVANTA MORTGAGE CORP.  USA



By:    /s/  William P. Garland
   ---------------------------------------------
Name:   William P. Garland
Title: Senior Vice President


                                       2